Exhibit 99.1

VERITEX HOLDINGS, INC. REPORTS FOURTH QUARTER AND FULL YEAR 2024 RESULTS

Dallas, TX — January 28, 2025 —Veritex Holdings, Inc. (“Veritex”, the “Company”, “we” or “our”) (Nasdaq: VBTX), the holding company for Veritex Community Bank, today announced the results for the fourth quarter and full year of 2024.

“We achieved significant milestones during 2024 as we improved our credit risk profile and strengthened and completed our balance sheet remake,” said C. Malcolm Holland, III, the Company’s Chairman and Chief Executive Officer. “My team and I are committed to continue to drive execution of our strategic plan in 2025. Now it’s back to what we do best; grow profitability.”

2024 Highlights:

•Operating EPS was $2.17 for 2024;
•Criticized loans decreased approximately $100 million during 2024;
•Commercial real estate concentrations decreased from 320.2% for the year ended 2023 to 298.9% for the year ended 2024;
•Nonperforming assets to total loans decreased 15 basis points to 0.62% from 2023;
•Loan to deposit ratio decreased to 89.3% as of December 31, 2024 compared to 93.6% as of December 31, 2023;
•Total deposits grew $414.4 million, or 4.0%, year-over-year;
•Common equity tier 1 capital increased 80 bps to 11.09% as of December 31, 2024 compared to 10.29% as of December 31, 2023;
•Tangible book value per common share increased 6.9%, or $1.40, during 2024 compared to 2023;
•Allowance for credit losses (“ACL”) to total loans increased to 1.18%, or 4 bps, from 1.14% as of December 31, 2023;
•Declared quarterly cash dividend of $0.20 per share of outstanding common stock payable on February 28, 2025;.and
•Named one of the “Best Companies to Work For” by the 2024 Inaugural U.S. News & World Report which evaluates companies based on quality of pay, work/life balance, and opportunities for professional development and advancement.

	Quarter to Date			Full Year
Financial Highlights	Q4 2024	Q3 2024	Q4 2023	2024	2023
	(Dollars in thousands, except per share data) (unaudited)
GAAP
Net income	$24,882	$31,001	$3,499	$107,241	$108,261
Diluted EPS	0.45	0.56	0.06	1.95	1.98
Book value per common share	29.37	29.53	28.18	29.37	28.18
Return on average assets[1]	0.78%	0.96%	0.11%	0.85%	0.88%
Return on average equity[1]	6.17	7.79	0.92	6.85	7.21
Net interest margin	3.20	3.30	3.31	3.26	3.49
Efficiency ratio	67.04	61.94	77.49	62.62	55.82
Non-GAAP[2]
Operating earnings	$29,769	$32,181	$31,625	$119,397	$142,114
Diluted operating EPS	0.54	0.59	0.58	2.17	2.60
Tangible book value per common share	21.61	21.72	20.21	21.61	20.21
Pre-tax, pre-provision operating earnings	40,945	44,555	47,688	173,576	222,211
Pre-tax, pre-provision operating return on average assets[1]	1.28%	1.38%	1.54%	1.37%	1.81%
Pre-tax, pre-provision operating return on average loans[1]	1.72	1.83	1.97	1.81	2.32
Operating return on average assets[1]	0.93	1.00	1.02	0.95	1.16
Return on average tangible common equity[1]	9.04	11.33	2.00	10.10	10.91
Operating return on average tangible common equity[1]	10.69	11.74	12.37	11.17	14.09
Operating efficiency ratio	62.98	60.63	55.50	60.22	50.94
1 Annualized ratio.
2 Refer to the section titled “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of these non-generally accepted accounting principles (“GAAP”) financial measures to their most directly comparable GAAP measures.

Results of Operations for the Three Months Ended December 31, 2024

Net Interest Income

For the three months ended December 31, 2024, net interest income before provision for credit losses was $96.1 million and net interest margin was 3.20%, compared to $100.1 million and 3.30%, respectively, for the three months ended September 30, 2024. The $3.9 million decrease, or 3.9%, in net interest income before provision for credit losses was primarily due to a $12.3 million decrease in interest income on loans primarily driven by a decrease in loan yields and average loan balances. This decrease was partially offset by a $1.1 million increase in interest income on debt securities, $6.0 million decrease in interest expense on certificates and other time deposits, $2.4 million decrease in interest expense on transaction and savings deposits during the three months ended December 31, 2024. Net interest margin decreased 10 bps from the three months ended September 30, 2024, primarily due to the decrease in loan yields during the three months ended December 31, 2024, partially offset by an increase in yields on debt securities.
Compared to the three months ended December 31, 2023, net interest income before provision for credit losses for the three months ended December 31, 2024 increased by $608 thousand, or 0.6%. The increase was primarily due to a $4.6 million increase in interest income on debt securities, a $3.7 million increase in interest income in deposits in financial institutions and fed funds sold, a $2.5 million decrease in interest expense on advances from FHLB and a $1.4 million decrease in transaction and savings deposits driven by an decrease in funding costs. The increase in net interest income was partially offset by a $10.4 million decrease in interest income on loans driven by a decrease in loan yields and average balances. Net interest margin decreased 11 bps to 3.20% for the three months ended December 31, 2024 from 3.31% for the three months ended December 31, 2023. The decrease was primarily due to the decrease in loan yields during the three months ended December 31, 2024.
Noninterest Income (Loss)
Noninterest income for the three months ended December 31, 2024 was $10.1 million, a decrease of $3.1 million, or 23.3%, compared to noninterest income of $13.1 million for the three months ended September 30, 2024. The decrease in noninterest income was primarily due to a $4.4 million loss on sales of debt securities as a result of a strategic restructuring in which we sold $188.9 million of lower-yielding AFS securities, at amortized cost, with a 3.89% average yield, and reinvested the proceeds in higher yielding AFS securities with a 5.67% average yield. The decrease was also the result of a decrease of $852 thousand of OREO income, higher amortization of our servicing assets of $829 thousand and a decrease of $681 thousand due to the change in the value of equity securities. The decrease was partially offset by an increase of $4.6 million increase in government guaranteed loan income.
Compared to the three months ended December 31, 2023, noninterest income for the three months ended December 31, 2024 increased $27.8 million, or 156.5%. The increase was primarily due to a $29.4 million loss on equity method investment income related to the write down of our equity method investment in Thrive during the three months ended December 31, 2023 with no corresponding loss recorded during the three months ended December 31, 2024. The Company has no remaining equity method investment in Thrive.
Noninterest Expense
Noninterest expense was $71.2 million for the three months ended December 31, 2024, compared to $70.1 million for the three months ended September 30, 2024, a increase of $1.1 million, or 1.6%. Changes within noninterest expenses items were nominal.
Noninterest expense was $71.2 million for the three months ended December 31, 2024, compared to $60.2 million for the three months ended December 31, 2023, an increase of $11.0 million, or 18.2%. The increase was primarily driven by a $6.8 million increase in salary and employee benefits, a $4.1 million increase in other expenses, a $1.2 million increase in data processing and software expenses, and a $951 thousand increase in marketing expenses. The increase was partially offset by a $2.1 million decrease in professional and regulatory fees.

Financial Condition
Total loans held for investment (“LHI”) was $8.90 billion at December 31, 2024, a decrease of $129.4 million, compared to September 30, 2024, and a decrease of $307.4 million, or 3.3%, compared to December 31, 2023.
Total deposits were $10.75 billion at December 31, 2024, an decrease of $283.4 million compared to September 30, 2024, and an increase of $414.4 million, or 4.0%, compared to December 31, 2023. The decrease from September 30, 2024 was primarily the result of a decrease of $667.1 million in certificates and other time deposits, a decrease of $452.4 million in noninterest-bearing deposits, and a decrease of $20.4 million in correspondent money market accounts. The decrease was partially offset by a increase of $856.4 million in interest-bearing transaction, money market, and savings deposits. The increase from December 31, 2023 was primarily the result of an increase in attractive deposits which consisted of $712.8 million in interest-bearing transaction, money market, and savings deposits. The increase was partially offset by a $232.9 million decrease in certificates and other time deposits, a $38.9 million decrease in correspondent money market accounts, and a $26.6 million decrease in non-interest bearing deposits.
Credit Quality
Nonperforming assets (“NPAs”) increased to $79.2 million, or 0.62% of total assets, at December 31, 2024, compared to $67.3 million, or 0.52% of total assets, at September 30, 2024. Net charge-offs compared to average loans outstanding were 21 bps for the year ended December 31, 2024, compared to 25 bps for year ended December 31, 2023.
ACL as a percentage of LHI was 1.18%, 1.21%, and 1.14% at December 31, 2024, September 30, 2024, and December 31, 2023, respectively. The Company recorded a provision for credit losses of $2.3 million for the three months ended December 31, 2024, compared to a provision for credit losses of $4.0 million and $9.5 million for the three months ended September 30, 2024 and December 31, 2023, respectively. The recorded provision for credit losses reported for the three months ended December 31, 2024, compared to the three months ended December 31, 2023 was primarily attributable to a decrease in the overall loans held for investment balances and changes in general reserves as a result of changes in economic factors. The Company recorded a benefit for unfunded commitments of $401 thousand and $1.5 million during the three months ended December 31, 2024, and December 31, 2023, respectively. There was no provision for unfunded commitments recorded during the three months ended in September 30, 2024. The decrease in the recorded benefit for unfunded commitments during the three months ended December 31, 2024, compared to the three months ended September 30, 2024, was primarily attributable to changes in the economic factors applied to unfunded commitment balances.

Dividend Information
On January 28, 2025, Veritex's Board of Directors declared a quarterly cash dividend of $0.20 per share on its outstanding shares of common stock. The dividend will be paid on February 28, 2025 to stockholders of record as of the close of business on February 14, 2025.
Non-GAAP Financial Measures
Veritex’s management uses certain non-GAAP (U.S. generally accepted accounting principles) financial measures to evaluate its operating performance and provide information that is important to investors. However, non-GAAP financial measures are supplemental and should be viewed in addition to, and not as an alternative for, Veritex’s reported results prepared in accordance with GAAP. Specifically, Veritex reviews and reports tangible book value per common share, operating earnings, tangible common equity to tangible assets, return on average tangible common equity, pre-tax, pre-provision operating earnings, pre-tax, pre-provision operating return on average assets, pre-tax, pre-provision operating return on average loans, diluted operating earnings per share, operating return on average assets, operating return on average tangible common equity and operating efficiency ratio. Veritex has included in this earnings release information related to these non-GAAP financial measures for the applicable periods presented. Please refer to “Reconciliation of Non-GAAP Financial Measures” after the financial highlights at the end of this earnings release for a reconciliation of these non-GAAP financial measures.
Conference Call
The Company will host an investor conference call to review the results on Wednesday, January 29, 2025 at 8:30 a.m. Central Time. Participants may pre-register for the call by visiting https://edge.media-server.com/mmc/p/8uwctr48 and will receive a unique PIN, which can be used when dialing in for the call.

Participants may also register via teleconference at:
https://register.vevent.com/register/BIf4f4afb9195448ba90575ac59fb337bc. Once registration is completed, participants will be provided with a dial-in number containing a personalized conference code to access the call. All participants are instructed to dial-in 15 minutes prior to the start time.

A replay will be available within approximately two hours after the completion of the call, and made accessible for one week. You may access the replay via webcast through the investor relations section of Veritex’s website.
About Veritex Holdings, Inc.
Headquartered in Dallas, Texas, Veritex is a bank holding company that conducts banking activities through its wholly-owned subsidiary, Veritex Community Bank, with locations throughout the Dallas-Fort Worth metroplex and in the Houston metropolitan area. Veritex Community Bank is a Texas state chartered bank regulated by the Texas Department of Banking and the Board of Governors of the Federal Reserve System. For more information, visit www.veritexbank.com.
Media and Investor Relations:
investorrelations@veritexbank.com
Forward-Looking Statements
This earnings release includes “forward-looking statements”, within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on various facts and derived utilizing assumptions, current expectations, estimates and projections and are subject to known and unknown risks, uncertainties and other factors, which change over time and are beyond our control, that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements include, without limitation, statements relating to the expected payment of Veritex’s quarterly cash dividend; the impact of certain changes in Veritex’s accounting policies, standards and interpretations; a continuation of recent turmoil in the banking industry, responsive measures to mitigate and manage it and related supervisory and regulatory actions and costs and Veritex’s future financial performance, business and growth strategy, projected plans and objectives, as well as other projections based on macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact broader economic and industry trends, and any such variations may be material. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “seeks,” “targets,” “outlooks,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Veritex’s Annual Report on Form 10-K for the year ended December 31, 2023 and any updates to those risk factors set forth in Veritex’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. If one or more events related to these or other risks or uncertainties materialize, or if Veritex’s underlying assumptions prove to be incorrect, actual results may differ materially from what Veritex anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. Veritex does not undertake any obligation, and specifically declines any obligation, to supplement, update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law. All forward-looking statements, expressed or implied, included in this earnings release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Veritex or persons acting on Veritex’s behalf may issue.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	For the Quarter Ended					For the Year Ended
	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Dec 31, 2024	Dec 31, 2023
	(Dollars and shares in thousands, except per-share data)
Per Share Data (Common Stock):
Basic EPS	$0.46	$0.57	$0.50	$0.44	$0.06	$1.97	$2.00
Diluted EPS	0.45	0.56	0.50	0.44	0.06	1.95	1.98
Book value per common share	29.37	29.53	28.49	28.23	28.18	29.37	28.18
Tangible book value per common share[1]	21.61	21.72	20.62	20.33	20.21	21.61	20.21
Dividends paid per common share outstanding[2]	0.20	0.20	0.20	0.20	0.20	0.80	0.80

Common Stock Data:
Shares outstanding at period end	54,517	54,446	54,350	54,496	54,338	54,517	54,338
Weighted average basic shares outstanding for the period	54,489	54,409	54,457	54,444	54,327	54,450	54,256
Weighted average diluted shares outstanding for the period	55,237	54,932	54,823	54,842	54,691	54,958	54,596

Summary of Credit Ratios:
ACL to total LHI	1.18%	1.21%	1.16%	1.15%	1.14%	1.18%	1.14%
NPAs to total assets	0.62	0.52	0.65	0.82	0.77	0.62	0.77
NPAs to total loans and OREO	0.83	0.70	0.85	1.06	1.00	0.83	1.00
Net charge-offs to average loans outstanding[3]	0.32	0.01	0.28	0.22	0.40	0.21	0.25

Summary Performance Ratios:
Return on average assets[3]	0.78%	0.96%	0.87%	0.79%	0.11%	0.85%	0.88%
Return on average equity[3]	6.17	7.79	7.10	6.33	0.92	6.85	7.21
Return on average tangible common equity[1,3]	9.04	11.33	10.54	9.52	2.00	10.10	10.91
Efficiency ratio	67.04	61.94	59.11	62.45	77.49	62.62	55.82
Net interest margin	3.20	3.30	3.29	3.24	3.31	3.26	3.49

Selected Performance Metrics - Operating:
Diluted operating EPS[1]	$0.54	$0.59	$0.52	$0.53	$0.58	$2.17	$2.60
Pre-tax, pre-provision operating return on average assets[1,3]	1.28%	1.38%	1.42%	1.42%	1.54%	1.37%	1.81%
Pre-tax, pre-provision operating return on average loans[1,3]	1.72	1.83	1.83	1.84	1.97	1.81	2.32
Operating return on average assets[1,3]	0.93	1.00	0.91	0.95	1.02	0.95	1.16
Operating return on average tangible common equity[1,3]	10.69	11.74	10.94	11.34	12.37	11.17	14.09
Operating efficiency ratio[1]	62.98	60.63	58.41	58.73	55.50	60.22	50.94
Risk weighted assets	$11,247,813	$11,290,800	$11,450,997	$11,407,446	$11,387,825	$11,247,813	$11,387,825

Veritex Holdings, Inc. Capital Ratios:
Average stockholders' equity to average total assets	12.58%	12.31%	12.26%	12.43%	12.27%	12.40%	12.22%
Tangible common equity to tangible assets[1]	9.54	9.37	9.14	9.02	9.18	9.54	9.18
Tier 1 capital to average assets (leverage)	10.32	10.06	10.06	10.12	10.03	10.32	10.03
Common equity tier 1 capital	11.09	10.86	10.49	10.37	10.29	11.09	10.29
Tier 1 capital to risk-weighted assets	11.36	11.13	10.75	10.63	10.56	11.36	10.56
Total capital to risk-weighted assets	13.96	13.91	13.45	13.33	13.18	13.96	13.18
1 Refer to the section titled “Reconciliation of Non-GAAP Financial Measures” after the financial highlights for a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measures.
2 Dividend amount represents dividend paid per common share subsequent to each respective quarter end.
3 Annualized ratio for quarterly metrics.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(In thousands)

	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
ASSETS
Cash and due from banks	$52,486	$54,165	$53,462	$41,884	$58,914
Interest bearing deposits in other banks	802,714	1,046,625	598,375	698,885	570,149
Cash and cash equivalents	$855,200	$1,100,790	$651,837	$740,769	$629,063
Debt securities, net	1,478,538	1,423,610	1,349,354	1,344,930	1,257,042
Other investments	69,638	71,257	75,885	76,788	76,238
Loans held for sale ("LHFS")	89,309	48,496	57,046	64,762	79,072
LHI, mortgage warehouse ("MW")	605,411	630,650	568,047	449,531	377,796
LHI, excluding MW	8,899,133	9,028,575	9,209,094	9,249,551	9,206,544
Total loans	9,593,853	9,707,721	9,834,187	9,763,844	9,663,412
ACL	(111,745)	(117,162)	(113,431)	(112,032)	(109,816)
Bank-owned life insurance	85,324	84,776	84,233	85,359	84,833
Bank premises, furniture and equipment, net	113,480	114,202	105,222	105,299	105,727
Other real estate owned ("OREO")	24,737	9,034	24,256	18,445	—
Intangible assets, net of accumulated amortization	28,664	32,825	35,817	38,679	41,753
Goodwill	404,452	404,452	404,452	404,452	404,452
Other assets	226,200	211,471	232,518	241,863	241,633
Total assets	$12,768,341	$13,042,976	$12,684,330	$12,708,396	$12,394,337
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing deposits	$2,191,457	$2,643,894	$2,416,727	$2,349,211	$2,218,036
Interest-bearing transaction and savings deposits	5,061,157	4,204,708	3,979,454	4,220,114	4,348,385
Certificates and other time deposits	2,958,861	3,625,920	3,744,596	3,486,805	3,191,737
Correspondent money market deposits	541,117	561,489	584,067	597,690	580,037
Total deposits	10,752,592	11,036,011	10,724,844	10,653,820	10,338,195
Accounts payable and other liabilities	183,944	168,415	180,585	186,027	195,036
Advances from FHLB	—	—	—	100,000	100,000
Subordinated debentures and subordinated notes	230,736	230,536	230,285	230,034	229,783
Total liabilities	11,167,272	11,434,962	11,135,714	11,169,881	10,863,014
Commitments and contingencies
Stockholders’ equity:
Common stock	613	613	612	611	610
Additional paid-in capital	1,328,748	1,324,929	1,321,995	1,319,144	1,317,516
Retained earnings	507,903	493,921	473,801	457,499	444,242
Accumulated other comprehensive loss	(65,076)	(40,330)	(76,713)	(71,157)	(63,463)
Treasury stock	(171,119)	(171,119)	(171,079)	(167,582)	(167,582)
Total stockholders’ equity	1,601,069	1,608,014	1,548,616	1,538,515	1,531,323
Total liabilities and stockholders’ equity	$12,768,341	$13,042,976	$12,684,330	$12,708,396	$12,394,337

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(in thousands, except per share data)

	For the Quarter Ended					For the Year Ended
	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Dec 31, 2024	Dec 31, 2023
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest income:
Loans, including fees	$154,998	$167,261	$166,979	$161,942	$165,443	$651,180	$648,245
Debt securities	16,893	15,830	15,408	13,695	12,282	61,826	44,364
Deposits in financial institutions and Fed Funds sold	11,888	12,571	7,722	8,050	8,162	40,231	28,331
Equity securities and other investments	940	1,001	1,138	900	1,717	3,979	5,934
Total interest income	184,719	196,663	191,247	184,587	187,604	757,216	726,874
Interest expense:
Transaction and savings deposits	44,841	47,208	45,619	46,784	46,225	184,452	148,975
Certificates and other time deposits	40,279	46,230	44,811	40,492	40,165	171,812	125,409
Advances from FHLB	130	47	1,468	1,391	2,581	3,036	41,024
Subordinated debentures and subordinated notes	3,328	3,116	3,113	3,114	3,100	12,671	12,352
Total interest expense	88,578	96,601	95,011	91,781	92,071	371,971	327,760
Net interest income	96,141	100,062	96,236	92,806	95,533	385,245	399,114
Provision for credit losses	2,300	4,000	8,250	7,500	9,500	22,050	42,512
(Benefit) provision for unfunded commitments	(401)	—	—	(1,541)	(1,500)	(1,942)	(2,041)
Net interest income after provisions	94,242	96,062	87,986	86,847	87,533	365,137	358,643
Noninterest income:
Service charges and fees on deposit accounts	5,612	5,442	4,974	4,896	4,800	20,924	20,248
Loan fees	2,265	3,278	2,207	2,510	1,200	10,260	6,348
Loss on sales of debt securities	(4,397)	—	—	(6,304)	—	(10,701)	(5,321)
Government guaranteed loan income, net	5,368	780	1,320	2,614	4,378	10,082	19,982
Equity method investment (loss) income	—	—	—	—	(29,417)	—	(30,589)
Customer swap income	509	271	326	449	258	1,555	1,633
Other income	699	3,335	1,751	2,497	989	8,282	6,804
Total noninterest income (loss)	10,056	13,106	10,578	6,662	(17,792)	40,402	19,105
Noninterest expense:
Salaries and employee benefits	37,446	37,370	32,790	33,365	30,606	140,971	122,070
Occupancy and equipment	4,633	4,789	4,585	4,677	4,670	18,684	19,351
Professional and regulatory fees	5,564	4,903	5,617	6,053	7,626	22,137	26,166
Data processing and software expense	5,741	5,268	5,097	4,856	4,569	20,962	18,539
Marketing	2,896	2,781	1,976	1,546	1,945	9,199	8,704
Amortization of intangibles	2,437	2,438	2,438	2,438	2,438	9,751	9,838
Telephone and communications	323	335	365	261	356	1,284	1,551
Other	12,154	12,216	10,273	8,920	8,028	43,563	27,245
Total noninterest expense	71,194	70,100	63,141	62,116	60,238	266,551	233,464
Income before income tax expense	33,104	39,068	35,423	31,393	9,503	138,988	144,284
Income tax expense	8,222	8,067	8,221	7,237	6,004	31,747	36,023
Net income	$24,882	$31,001	$27,202	$24,156	$3,499	$107,241	$108,261

Basic EPS	$0.46	$0.57	$0.50	$0.44	$0.06	$1.97	$2.00
Diluted EPS	$0.45	$0.56	$0.50	$0.44	$0.06	$1.95	$1.98
Weighted average basic shares outstanding	54,489	54,409	54,457	54,444	54,327	54,450	54,256
Weighted average diluted shares outstanding	55,237	54,932	54,823	54,842	54,691	54,958	54,596

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	For the Quarter Ended
	December 31, 2024			September 30, 2024			December 31, 2023
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
	(Dollars in thousands)
Assets
Interest-earning assets:
Loans[1]	$8,957,193	$147,782	6.56%	$9,184,182	$159,163	6.89%	$9,280,439	$161,021	6.88%
LHI, MW	492,372	7,216	5.83	477,592	8,098	6.75	301,345	4,422	5.82
Debt securities	1,458,057	16,893	4.61	1,384,835	15,830	4.55	1,188,776	12,282	4.10
Interest-earning deposits in other banks	971,451	11,888	4.87	924,685	12,571	5.41	587,929	8,162	5.51
Equity securities and other investments	72,223	940	5.18	75,884	1,001	5.25	82,271	1,717	8.28
Total interest-earning assets	11,951,296	184,719	6.15	12,047,178	196,663	6.49	11,440,760	187,604	6.51
ACL	(117,293)			(115,510)			(111,937)
Noninterest-earning assets	916,969			930,250			977,811
Total assets	$12,750,972			$12,861,918			$12,306,634

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand and savings deposits	$5,001,159	$44,841	3.57%	$4,700,196	$47,208	4.00%	$4,547,911	$46,225	4.03%
Certificates and other time deposits	3,319,628	40,279	4.83	3,678,718	46,230	5.00	3,285,164	40,165	4.85
Advances from FHLB and Other	10,598	130	4.88	3,261	47	5.73	182,935	2,581	5.60
Subordinated debentures and subordinated notes	230,633	3,328	5.74	230,393	3,116	5.38	229,648	3,100	5.36
Total interest-bearing liabilities	8,562,018	88,578	4.12	8,612,568	96,601	4.46	8,245,658	92,071	4.43

Noninterest-bearing liabilities:
Noninterest-bearing deposits	2,400,809			2,486,676			2,322,555
Other liabilities	183,810			179,273			228,135
Total liabilities	11,146,637			11,278,517			10,796,348
Stockholders’ equity	1,604,335			1,583,401			1,510,286
Total liabilities and stockholders’ equity	$12,750,972			$12,861,918			$12,306,634

Net interest rate spread[2]			2.03%			2.03%			2.08%
Net interest income and margin[3]		$96,141	3.20%		$100,062	3.30%		$95,533	3.31%

1 Includes average outstanding balances of LHFS of $46.4 million, $54.3 million and $31.2 million for the three months ended December 31, 2024, September 30, 2024 and December 31, 2023, respectively, and average balances of LHI, excluding MW.
2 Net interest rate spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
3 Net interest margin is equal to net interest income divided by average interest-earning assets.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	For the Year Ended December 31,
	2024			2023
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
	(Dollars in thousands)
Assets
Interest-earning assets:
Loans[1]	$9,191,753	$624,853	6.80%	$9,244,070	$628,122	6.79%
LHI, MW	417,985	26,327	6.30	347,596	20,123	5.79
Debt securities	1,372,812	61,826	4.50	1,173,880	44,364	3.78
Interest-earning deposits in other banks	762,569	40,231	5.28	542,959	28,331	5.22
Equity securities and other investments	75,825	3,979	5.25	120,135	5,934	4.94
Total interest-earning assets	11,820,944	757,216	6.41	11,428,640	726,874	6.36
ACL	(115,259)			(103,179)
Noninterest-earning assets	927,178			957,286
Total assets	$12,632,863			$12,282,747

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand and savings deposits	$4,728,453	$184,452	3.90	$4,197,517	$148,975	3.55
Certificates and other time deposits	3,468,448	171,812	4.95	2,977,178	125,409	4.21
Advances from FHLB and Other	55,109	3,036	5.51	873,617	41,024	4.70
Subordinated debentures and subordinated notes	230,264	12,671	5.50	229,268	12,352	5.39
Total interest-bearing liabilities	8,482,274	371,971	4.39	8,277,580	327,760	3.96

Noninterest-bearing liabilities:
Noninterest-bearing deposits	2,397,681			2,309,983
Other liabilities	186,951			193,659
Total liabilities	11,066,906			10,781,222
Stockholders’ equity	1,565,957			1,501,525
Total liabilities and stockholders’ equity	$12,632,863			$12,282,747

Net interest rate spread[2]			2.02%			2.40%
Net interest income and margin[3]		$385,245	3.26%		$399,114	3.49%

1Includes average outstanding balances of LHFS of $53.3 million and $25.7 million for the twelve months ended December 31, 2024 and 2023, respectively, and average balances of LHI, excluding MW.
2 Net interest rate spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
3 Net interest margin is equal to net interest income divided by average interest-earning assets.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(Unaudited)

Yield Trend

	For the Quarter Ended
	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023
Average yield on interest-earning assets:
Loans[1]	6.56%	6.89%	6.90%	6.83%	6.88%
LHI, MW	5.83	6.75	6.36	6.27	5.82
Total loans	6.53	6.89	6.88	6.81	6.85
Debt securities	4.61	4.55	4.58	4.25	4.10
Interest-bearing deposits in other banks	4.87	5.41	5.54	5.54	5.51
Equity securities and other investments	5.18	5.25	5.80	4.75	8.28
Total interest-earning assets	6.15%	6.49%	6.54%	6.44%	6.51%

Average rate on interest-bearing liabilities:
Interest-bearing demand and savings deposits	3.57%	4.00%	4.01%	4.06%	4.03%
Certificates and other time deposits	4.83	5.00	5.02	4.96	4.85
Advances from FHLB	4.88	5.73	5.54	5.54	5.60
Subordinated debentures and subordinated notes	5.74	5.38	5.44	5.45	5.36
Total interest-bearing liabilities	4.12%	4.46%	4.50%	4.47%	4.43%

Net interest rate spread[2]	2.03%	2.03%	2.04%	1.97%	2.08%
Net interest margin[3]	3.20%	3.30%	3.29%	3.24%	3.31%
1 Includes average outstanding balances of LHFS of $46.4 million, $54.3 million, $58.5 million, $53.9 million and $31.2 million for the three months ended December 31, 2024, September 30, 2024, June 30, 2024, March 31, 2024 and December 31, 2023, respectively, and average balances of LHI, excluding MW.
2 Net interest rate spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
3 Net interest margin is equal to net interest income divided by average interest-earning assets.

Supplemental Yield Trend

	For the Quarter Ended					For the Year Ended
	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Dec 31, 2024	Dec 31, 2023
Average cost of interest-bearing deposits	4.07%	4.44%	4.46%	4.43%	4.38%	4.35%	3.82%
Average costs of total deposits, including noninterest-bearing	3.16	3.42	3.46	3.42	3.37	3.36	2.89

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(Unaudited)

LHI and Deposit Portfolio Composition

	Dec 31, 2024		Sep 30, 2024		Jun 30, 2024		Mar 31, 2024		Dec 31, 2023
	(In thousands, except percentages)
LHI[1]
Commercial and Industrial ("C&I")	$2,693,538	30.2%	$2,728,544	30.2%	$2,798,260	30.4%	$2,785,987	30.1%	$2,752,063	29.9%
Real Estate:
Owner occupied commercial ("OOCRE")	780,003	8.8	807,223	8.9	806,285	8.7	788,376	8.5	794,088	8.6
Non-owner occupied commercial ("NOOCRE")	2,382,499	26.7	2,338,094	25.9	2,369,848	25.7	2,352,993	25.5	2,350,725	25.5
Construction and land	1,303,711	14.7	1,436,540	15.8	1,536,580	16.7	1,568,257	16.9	1,734,254	18.8
Farmland	31,690	0.4	32,254	0.4	30,512	0.3	30,979	0.3	31,114	0.3
1-4 family residential	957,341	10.7	944,755	10.5	917,402	10.0	969,401	10.5	937,119	10.2
Multi-family residential	750,218	8.4	738,090	8.2	748,740	8.1	751,607	8.1	605,817	6.6
Consumer	9,115	0.1	11,292	0.1	9,245	0.1	8,882	0.1	10,149	0.1
Total LHI[1]	$8,908,115	100%	$9,036,792	100%	$9,216,872	100%	$9,256,482	100%	$9,215,329	100%

MW	605,411		630,650		568,047		449,531		377,796

Total LHI[1]	$9,513,526		$9,667,442		$9,784,919		$9,706,013		$9,593,125

Total LHFS	89,309		48,496		57,046		64,762		79,072

Total loans	$9,602,835		$9,715,938		$9,841,965		$9,770,775		$9,672,197

Deposits
Noninterest-bearing	$2,191,457	20.4%	$2,643,894	24.0%	$2,416,727	22.5%	$2,349,211	22.1%	$2,218,036	21.5%
Interest-bearing transaction	839,005	7.8	421,059	3.8	523,272	4.9	724,171	6.8	927,193	8.9
Money market	3,772,964	35.1	3,462,709	31.4	3,268,286	30.5	3,326,742	31.2	3,284,324	31.8
Savings	449,188	4.2	320,940	2.9	187,896	1.8	169,201	1.6	136,868	1.3
Certificates and other time deposits	2,958,861	27.5	3,625,920	32.8	3,744,596	34.9	3,486,805	32.7	3,191,737	30.9
Correspondent money market account	541,117	5.0	561,489	5.1	584,067	5.4	597,690	5.6	580,037	5.6
Total deposits	$10,752,592	100%	$11,036,011	100%	$10,724,844	100%	$10,653,820	100%	$10,338,195	100%

Total loans to total deposits ratio	89.3%		88.0%		91.8%		91.7%		93.6%

Total loans to Deposit Ratio, excluding MW loans and LHFS	82.8%		81.9%		85.9%		86.9%		89.1%

1 Total LHI does not include deferred costs of $9.0 million, $8.2 million, $7.8 million, $6.9 million and $8.8 million at December 31, 2024, September 30, 2024, June 30, 2024, March 31, 2024 and December 31, 2023, respectively.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(Unaudited)

Asset Quality

	For the Quarter Ended					For the Year Ended
	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Dec 31, 2024	Dec 31, 2023
	(In thousands, except percentages)
NPAs:
Nonaccrual loans	$52,521	$55,335	$58,537	$75,721	$79,133	$52,521	$79,133
Nonaccrual PCD loans[1]	—	70	73	9,419	13,715	—	13,715
Accruing loans 90 or more days past due[2]	1,914	2,860	143	220	2,975	1,914	2,975
Total nonperforming loans held for investment ("NPLs")	54,435	58,265	58,753	85,360	95,823	54,435	95,823
Other real estate owned ("OREO")	24,737	9,034	24,256	18,445	—	24,737	—
Total NPAs	$79,172	$67,299	$83,009	$103,805	$95,823	$79,172	$95,823

Charge-offs:
1-4 family residential	$—	$—	$(31)	$—	$(21)	$(31)	$(21)
Multifamily	—	—	(198)	—	(192)	(198)	(192)
OOCRE	—	—	—	(120)	(364)	(120)	(855)
NOOCRE	(5,113)	—	(1,969)	(4,293)	(5,434)	(11,375)	(13,649)
C&I	(4,586)	(2,259)	(5,601)	(946)	(3,893)	(13,392)	(10,413)
Consumer	(420)	(54)	(30)	(71)	(33)	(575)	(236)
Total charge-offs	$(10,119)	$(2,313)	$(7,829)	$(5,430)	$(9,937)	$(25,691)	$(25,366)

Recoveries:
1-4 family residential	$2	$3	$—	$1	$1	$6	$3
OOCRE	—	—	120	—	—	120	—
NOOCRE	1,323	—	—	—	—	1,323	350
C&I	1,047	1,962	361	96	387	3,466	1,165
MW		46	—	—	—	46	—
Consumer	30	33	497	49	34	609	100
Total recoveries	$2,402	$2,044	$978	$146	$422	$5,570	$1,618

Net charge-offs	$(7,717)	$(269)	$(6,851)	$(5,284)	$(9,515)	$(20,121)	$(23,748)

Provision for credit losses	$2,300	$4,000	$8,250	$7,500	$9,500	$22,050	$42,512

ACL	$111,745	$117,162	$113,431	$112,032	$109,816	$111,745	$109,816

Asset Quality Ratios:
NPAs to total assets	0.62%	0.52%	0.65%	0.82%	0.77%	0.62%	0.77%
NPAs, excluding nonaccrual PCD loans, to total assets	0.62	0.52	0.65	0.74	0.66	0.62	0.66
NPAs to total loans and OREO	0.83	0.70	0.85	1.06	1.00	0.83	1.00
NPLs to total LHI	0.57	0.60	0.60	0.88	1.00	0.57	1.00
NPLs, excluding nonaccrual PCD loans, to total LHI	0.57	0.60	0.60	0.78	0.86	0.57	0.86
ACL to total LHI	1.18	1.21	1.16	1.15	1.14	1.18	1.14
ACL to total loans, excluding MW and LHFS	1.25	1.30	1.23	1.21	1.19	1.25	1.19
Net charge-offs to average loans outstanding[3]	0.32	0.01	0.28	0.22	0.40	0.21	0.25
1 Nonaccrual PCD loans consist of PCD loans that transitioned upon adoption of ASC 326 Financial Instruments - Credit Losses and were accounted for on a pooled basis that have subsequently been placed on nonaccrual status.
2 Accruing loans greater than 90 days past due exclude PCD loans greater than 90 days past due that are accounted for on a pooled basis.
3Annualized ratio for quarterly metrics.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

We identify certain financial measures discussed in this earnings release as being “non-GAAP financial measures.” In accordance with SEC rules, we classify a financial measure as being a non-GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are included or excluded, as the case may be, in the most directly comparable measure calculated and presented in accordance with GAAP, in our statements of income, balance sheets or statements of cash flows. Non-GAAP financial measures do not include operating and other statistical measures or ratios calculated using exclusively either one or both of (i) financial measures calculated in accordance with GAAP and (ii) operating measures or other measures that are not non-GAAP financial measures.

The non-GAAP financial measures that we present in this earnings release should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which we calculate the non-GAAP financial measures that we present in this earnings release may differ from that of other companies reporting measures with similar names. You should understand how such other financial institutions calculate their financial measures that appear to be similar or have similar names to the non-GAAP financial measures we have discussed in this earnings release when comparing such non-GAAP financial measures.

Tangible Book Value Per Common Share. Tangible book value per common share is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) tangible common equity as total stockholders’ equity less goodwill and core deposit intangibles, net of accumulated amortization; and (b) tangible book value per common share as tangible common equity (as described in clause (a)) divided by number of common shares outstanding. For tangible book value per common share, the most directly comparable financial measure calculated in accordance with GAAP is book value per common share.

We believe that this measure is important to many investors in the marketplace who are interested in changes from period to period in book value per common share exclusive of changes in core deposit intangibles. Goodwill and other intangible assets have the effect of increasing total book value while not increasing our tangible book value.

The following table reconciles, as of the dates set forth below, total stockholders’ equity to tangible common equity and presents our tangible book value per common share compared with our book value per common share:

	As of
	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023
	(Dollars in thousands, except per share data)
Tangible Common Equity
Total stockholders' equity	$1,601,069	$1,608,014	$1,548,616	$1,538,515	$1,531,323
Adjustments:
Goodwill	(404,452)	(404,452)	(404,452)	(404,452)	(404,452)
Core deposit intangibles	(18,744)	(21,182)	(23,619)	(26,057)	(28,495)
Tangible common equity	$1,177,873	$1,182,380	$1,120,545	$1,108,006	$1,098,376
Common shares outstanding	54,517	54,446	54,350	54,496	54,338

Book value per common share	$29.37	$29.53	$28.49	$28.23	$28.18
Tangible book value per common share	$21.61	$21.72	$20.62	$20.33	$20.21

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Tangible Common Equity to Tangible Assets. Tangible common equity to tangible assets is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) tangible common equity as total stockholders’ equity, less goodwill and core deposit intangibles, net of accumulated amortization; (b) tangible assets as total assets less goodwill and core deposit intangibles, net of accumulated amortization; and (c) tangible common equity to tangible assets as tangible common equity (as described in clause (a)) divided by tangible assets (as described in clause (b)). For tangible common equity to tangible assets, the most directly comparable financial measure calculated in accordance with GAAP is total stockholders’ equity to total assets.

We believe that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period in common equity and total assets, in each case, exclusive of changes in core deposit intangibles. Goodwill and other intangible assets have the effect of increasing both total stockholders’ equity and assets while not increasing our tangible common equity or tangible assets.

The following table reconciles, as of the dates set forth below, total stockholders’ equity to tangible common equity and total assets to tangible assets and presents our tangible common equity to tangible assets:

	As of
	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023
	(Dollars in thousands)
Tangible Common Equity
Total stockholders' equity	$1,601,069	$1,608,014	$1,548,616	$1,538,515	$1,531,323
Adjustments:
Goodwill	(404,452)	(404,452)	(404,452)	(404,452)	(404,452)
Core deposit intangibles	(18,744)	(21,182)	(23,619)	(26,057)	(28,495)
Tangible common equity	$1,177,873	$1,182,380	$1,120,545	$1,108,006	$1,098,376
Tangible Assets
Total assets	$12,768,341	$13,042,976	$12,684,330	$12,708,396	$12,394,337
Adjustments:
Goodwill	(404,452)	(404,452)	(404,452)	(404,452)	(404,452)
Core deposit intangibles	(18,744)	(21,182)	(23,619)	(26,057)	(28,495)
Tangible Assets	$12,345,145	$12,617,342	$12,256,259	$12,277,887	$11,961,390
Tangible Common Equity to Tangible Assets	9.54%	9.37%	9.14%	9.02%	9.18%

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Return on Average Tangible Common Equity. Return on average tangible common equity is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) net income available for common stockholders adjusted for amortization of core deposit intangibles (which we refer to as “return”) as net income, plus amortization of core deposit intangibles, less tax benefit at the statutory rate; (b) average tangible common equity as total average stockholders’ equity less average goodwill and average core deposit intangibles, net of accumulated amortization; and (c) return (as described in clause (a)) divided by average tangible common equity (as described in clause (b)). For return on average tangible common equity, the most directly comparable financial measure calculated in accordance with GAAP is return on average equity.

We believe that this measure is important to many investors in the marketplace who are interested in the return on common equity, exclusive of the impact of core deposit intangibles. Goodwill and core deposit intangibles have the effect of increasing total stockholders’ equity while not increasing our tangible common equity. This measure is particularly relevant to acquisitive institutions that may have higher balances in goodwill and core deposit intangibles than non-acquisitive institutions.

The following table reconciles, as of the dates set forth below, average tangible common equity to average common equity and net income available for common stockholders adjusted for amortization of core deposit intangibles, net of taxes to net income and presents our return on average tangible common equity:

	For the Quarter Ended					For the Year Ended
	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Dec 31, 2024	Dec 31, 2023
	(Dollars in thousands)
Net income available for common stockholders adjusted for amortization of core deposit intangibles
Net income	$24,882	$31,001	$27,202	$24,156	$3,499	$107,241	$108,261
Adjustments:
Plus: Amortization of core deposit intangibles	2,437	2,438	2,438	2,438	2,438	9,751	9,752
Less: Tax benefit at the statutory rate	512	512	512	512	512	2,048	2,048
Net income available for common stockholders adjusted for amortization of core deposit intangibles	$26,807	$32,927	$29,128	$26,082	$5,425	$114,944	$115,965

Average Tangible Common Equity
Total average stockholders' equity	$1,604,335	$1,583,401	$1,541,609	$1,533,868	$1,510,286	$1,565,957	$1,501,525
Adjustments:
Average goodwill	(404,452)	(404,452)	(404,452)	(404,452)	(404,452)	(404,452)	(404,452)
Average core deposit intangibles	(20,342)	(22,789)	(25,218)	(27,656)	(30,093)	(23,988)	(33,718)
Average tangible common equity	$1,179,541	$1,156,160	$1,111,939	$1,101,760	$1,075,741	$1,137,517	$1,063,355
Return on Average Tangible Common Equity (Annualized)	9.04%	11.33%	10.54%	9.52%	2.00%	10.10%	10.91%

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Operating Earnings, Pre-tax, Pre-provision Operating Earnings and performance metrics calculated using Operating Earnings and Pre-tax, Pre-provision Operating Earnings, including Diluted Operating Earnings per Share, Operating Return on Average Assets, Pre-tax, Pre-Provision Operating Return on Average Assets, Operating Return on Average Assets, Pre-tax, Pre-Provision Operating Return on Average Assets, Pre-tax, Pre-Provision Operating Return on Average Loans, Operating Return on Average Tangible Common Equity and Operating Efficiency Ratio. Operating earnings, pre-tax, pre-provision operating earnings and the performance metrics calculated using these metrics, listed below, are non-GAAP measures used by management to evaluate the Company’s financial performance. We calculate (a) operating earnings as net income plus equity method investment write-down, plus FDIC special assessment, plus severance payments, plus loss on sale of debt securities AFS, net, less tax impact of adjustments, plus nonrecurring tax adjustments. We calculate (b) diluted operating earnings per share as operating earnings as described in clause (a) divided by weighted average diluted shares outstanding. We calculate (c) pre-tax, pre-provision operating earnings as operating earnings as described in clause (a) plus provision for income taxes, plus benefit (provision) for credit losses and unfunded commitments. We calculate (d) pre-tax, pre-provision operating return on average assets as pre-tax, pre-provision operating earnings as described in clause (a) divided by total average assets. We calculate (e) operating return on average assets as operating earnings as described in clause (a) divided by total average assets. We calculate (f) operating return on average tangible common equity as operating earnings as described in clause (a), adjusted for the amortization of intangibles and tax benefit at the statutory rate, divided by total average tangible common equity (average stockholders’ equity less average goodwill and average core deposit intangibles, net of accumulated amortization). We calculate (g) operating efficiency ratio as noninterest expense plus adjustments to operating noninterest expense divided by noninterest income plus adjustments to operating noninterest income, plus net interest income

We believe that these measures and the operating metrics calculated utilizing these measures are important to management and many investors in the marketplace who are interested in understanding the ongoing operating performance of the Company and provide meaningful comparisons to its peers.

The following tables reconcile, as of the dates set forth below, operating net income and pre-tax, pre-provision operating earnings and related metrics:

	For the Quarter Ended					For the Year Ended
	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Dec 31, 2024	Dec 31, 2023
	(Dollars in thousands, except per share data)
Operating Earnings
Net income	$24,882	$31,001	$27,202	$24,156	$3,499	$107,241	$108,261
Plus: Equity method investment write-down	—	—	—	—	29,417	—	29,417
Plus: FDIC special assessment	—	—	134	—	768	134	768
Plus: Severance payments[1]	1,545	1,487	613	—	—	3,645	1,950
Plus: Loss on sale of debt securities AFS, net	4,397	—	—	6,304	—	10,701	5,321
Operating pre-tax income	30,824	32,488	27,949	30,460	33,684	121,721	145,717
Less: Tax impact of adjustments	1,248	307	166	1,323	2,059	3,044	3,603
Plus: Nonrecurring tax adjustments	193	—	527	—	—	720	—
Operating earnings	$29,769	$32,181	$28,310	$29,137	$31,625	$119,397	$142,114

Weighted average diluted shares outstanding	55,237	54,932	54,823	54,842	54,691	54,958	54,596
Diluted EPS	$0.45	$0.56	$0.50	$0.44	$0.06	$1.95	$1.98
Diluted operating EPS	$0.54	$0.59	$0.52	$0.53	$0.58	$2.17	$2.60
1 Severance payments relate to restructurings made during the periods disclosed.

	For the Quarter Ended					For the Year Ended
(Dollars in thousands)	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Dec 31, 2024	Dec 31, 2023
Pre-Tax, Pre-Provision Operating Earnings
Net Income	$24,882	$31,001	$27,202	$24,156	$3,499	$107,241	$108,261
Plus: Provision for income taxes	8,222	8,067	8,221	7,237	6,004	31,747	36,023
Plus: Provision for credit losses and unfunded commitments	1,899	4,000	8,250	5,959	8,000	20,108	40,471
Plus: Severance payments	1,545	1,487	613	—	—	3,645	1,950
Plus: Loss on sale of AFS, net	4,397	—	—	6,304	—	10,701	5,321
Plus: Equity method investment write-down	—	—	—	—	29,417	—	29,417
Plus: FDIC special assessment	—	—	134	—	768	134	768
Net pre-tax, pre-provision operating earnings	$40,945	$44,555	$44,420	$43,656	$47,688	$173,576	$222,211

Average total assets	$12,750,972	$12,861,918	$12,578,706	$12,336,042	$12,306,634	$12,632,863	$12,282,747
Pre-tax, pre-provision operating return on average assets[1]	1.28%	1.38%	1.42%	1.42%	1.54%	1.37%	1.81%

Average loans	$9,449,565	$9,661,774	$9,765,428	$9,563,372	$9,581,784	$9,609,738	$9,591,666
Pre-tax, pre-provision operating return on average loans[1]	1.72%	1.83%	1.83%	1.84%	1.97%	1.81%	2.32%

Average Total Assets	$12,750,972	$12,861,918	$12,578,706	$12,336,042	$12,306,634	$12,632,863	$12,282,747
Return on average assets[1]	0.78%	0.96%	0.87%	0.79%	0.11%	0.85%	0.88%
Operating return on average assets[1]	0.93	1.00	0.91	0.95	1.02	0.95	1.16

Operating earnings adjusted for amortization of core deposit intangibles
Operating earnings	$29,769	$32,181	$28,310	$29,137	$31,625	$119,397	$142,114
Adjustments:
Plus: Amortization of core deposit intangibles	2,437	2,438	2,438	2,438	2,438	9,751	9,752
Less: Tax benefit at the statutory rate	512	512	512	512	512	2,048	2,048
Operating earnings adjusted for amortization of core deposit intangibles	$31,694	$34,107	$30,236	$31,063	$33,551	$127,100	$149,818

Average Tangible Common Equity
Total average stockholders' equity	$1,604,335	$1,583,401	$1,541,609	$1,533,868	$1,510,286	$1,565,957	$1,501,525
Adjustments:
Less: Average goodwill	(404,452)	(404,452)	(404,452)	(404,452)	(404,452)	(404,452)	(404,452)
Less: Average core deposit intangibles	(20,342)	(22,789)	(25,218)	(27,656)	(30,093)	(23,988)	(33,718)
Average tangible common equity	$1,179,541	$1,156,160	$1,111,939	$1,101,760	$1,075,741	$1,137,517	$1,063,355
Operating return on average tangible common equity[1]	10.69%	11.74%	10.94%	11.34%	12.37%	11.17%	14.09%

Efficiency ratio	67.04%	61.94%	59.11%	62.45%	77.49%	62.62%	55.82%
Operating efficiency ratio
Net interest income	$96,141	$100,062	$96,236	$92,806	$95,533	$385,245	$399,114
Noninterest income (loss)	10,056	13,106	10,578	6,662	(17,792)	40,402	19,105
Plus: Loss on sale of AFS, net	4,397	—	—	6,304	—	10,701	5,321
Plus: Equity method investment write-down	—	—	—	—	29,417	—	29,417
Operating noninterest income	14,453	13,106	10,578	12,966	11,625	51,103	53,843
Noninterest expense	71,194	70,100	63,141	62,116	60,238	266,551	233,464
Less: FDIC special assessment	—	—	134	—	768	134	768
Less: Severance payments	1,545	1,487	613	—	—	3,645	1,950
Operating noninterest expense	$69,649	$68,613	$62,394	$62,116	$59,470	$262,772	$230,746
Operating efficiency ratio	62.98%	60.63%	58.41%	58.73%	55.50%	60.22%	50.94%
1 Annualized ratio for quarterly metrics.